Exhibit 99.1

COGNOS LIMITED
EMPLOYMENT AGREEMENT
(Peter Griffiths)

This Agreement made as of the 31st day of October, 2005, between Cognos Limited (“Cognos”) and Peter Griffiths (“You”) is entered into (a) in recognition of the key role you play as a senior member of the executive at Cognos and (b) to restate and amend the terms and conditions of your employment with Cognos as of the date first written above.

The parties agree as follows:

1.	Duties:

1.1	Cognos will employ you as Senior Vice President, Products (for the Cognos Group of companies) located at its offices at Westerly Point, Market Street, Bracknell, Berkshire and you accept that employment under the terms set out in this Agreement. Your duties encompass your current responsibilities for the development of Cognos product suite at Cognos Research and Development offices located in Ottawa and other locations in the United States and the United Kingdom. In the course of those duties and subject to your rights under Section 11 of this Agreement, you may be appointed to positions with any one of the associated companies of Cognos and You may be assigned different reporting relationships, additional or other duties as may be reasonably required by Cognos. You will remain a senior executive of Cognos Incorporated and will at all times continue to report to and take direction as reasonably required by the President or Chief Executive Officer of Cognos Incorporated.

1.2	You will devote your full time and attention to the business and affairs of Cognos and its associated companies and will not, without consent in writing of Cognos (which shall not be unreasonably withheld), undertake any other business or occupation or become a director, officer, partner, employee or agent of any other company, firm or individual.

1.3	You may, without the necessity of obtaining any consent, undertake activities of a charitable or community nature and serve in any part-time or temporary post with any charitable organization or professional association, as long as those activities, in the sole discretion of Cognos, do not impair your ability to fulfil your obligations in this Agreement.

1.4	You will well and faithfully serve Cognos and its associated companies and use your best efforts to promote their interests.

2.	Term: This Agreement replaces, in its entirety, the employment agreement between you and Cognos dated June 1, 2004 and any amendments to it. Your employment will commence on a date stated in your offer letter, unless agreed otherwise (the “Effective Date”) and will continue until terminated in accordance with the provisions of this Agreement. Your past employment within the Cognos group which commenced June, 2003 will be included in your service with Cognos. The term of your assignment in the United Kingdom is currently intended to be until May 31, 2007, following which Cognos intends to transfer you to another Cognos entity.

3.	Relocation: Cognos carries on its operations worldwide and during the course of your employment the location of your employment (with your consent) and reporting arrangements may be changed by Cognos. Your relocation expenses may be reimbursed in accordance with the prevailing Cognos policy.

4.	Hours of Work: Your days and hours of work will be Monday to Friday at 7.5 hours per day. Starting time will be between 8.30 am and 9.00 am with the finishing time between 5.00 pm and 5.30 pm with one hour for lunch. These days and hours are subject to change by Cognos to meet its needs. You acknowledge that your duties may require extra or irregular hours to fulfil company requirements. There is no compensation for overtime except when authorised in accordance with prevailing Cognos policy.

5.	Compensation & Performance Appraisal:

5.1	Your compensation will be your current salary as of the Effective Date (“Base Salary”) and will subsequently be reviewed annually in accordance with prevailing Cognos policy. You will continue to receive your current cost-of-living factor (“COLA”) of 1.4 applied to your Base Salary. The COLA will be reviewed not less than annually and adjustments made to reflect cost-of-living in the area of your residence. Your salary will be deemed to accrue from day to day and will be payable in equal monthly instalments (in arrears) on or about the 26th day of each month. Your compensation for Cognos Fiscal Year 2006 and for any subsequent years will be established by either the President or Chief Executive Officer of Cognos Incorporated prior to the commencement of each such fiscal year.

5.2	You have no contractual entitlement to any increased or additional compensation (including overtime) except in strict compliance with your compensation plan; you have no right to the continuation or renewal of any particular plan. You will be paid net of any statutory or authorised deductions.

6.	Travel & Expenses: Your duties may require you to travel away from home and incur expenses in connection with that travel or other duties under this Agreement. Cognos will reimburse you for all reasonable expenses incurred for travel, accommodation and other incidental costs in accordance with its prevailing travel and expenses policies.

7.	Benefits and Other Administrative/Compensation Arrangements:

7.1	Cognos will place you and your family on its benefit plans and make arrangements to pay or effect the other benefits, emoluments, facilities and services agreed to be provided to you by Cognos in this Agreement.

7.2	You were entitled to annual vacation at rate of twenty-six (26) working days for the Cognos holiday year ending on December 31, 2004 which was prorated for the period from the June 1, 2004 to December 31, 2004. Your annual holiday entitlement thereafter will rise and will be taken in accordance with the prevailing Cognos policy.

7.3	As an employee of Cognos, you will continue to be eligible to participate in prevailing (a) Cognos Employee Stock Option Plan, and (b) any pension arrangement scheme available to Cognos employees.

7.4	You will be entitled to a Level A+ leased automobile (or car allowance if you so wish) in accordance with the prevailing Cognos Car Policy.

7.5	As a senior Cognos executive, you are entitled to full reimbursement for tax preparation assistance as well as advice relating to your relocation and employment situation. This service will be provided to you by the Reading offices of Deloitte.

7.6	The following general administrative and compensation arrangements will apply during the term of your employment:

(a)	You will be provided with office administration support and facilities commensurate with your executive status;

(b)	Any amounts subject to reimbursement must be supported by valid proof of expense;

(c)	You will be responsible for any taxes imposed upon or in respect of the compensation paid or the benefits and emoluments conferred on you under the terms of this Agreement; and

(d)	Any other matters relating to your employment relationship with Cognos will be subject to this Agreement.

8.	Policies: In addition to the provisions of this Agreement, you will use your best endeavours to adhere to all policies of general applicability to Cognos employees. Cognos may amend or revoke the provisions of these policies as may be necessary. You will be given reasonable notice of any policy amendment. Cognos has a policy, which deals with disciplinary, and grievance procedures, copies of which will be given to you on commencement of employment.

9.	Confidential Information and Inventions:

9.1	For the purposes of this Section 9, Cognos includes Cognos Incorporated and its subsidiaries. During the course of your duties, you will acquire information about certain matters that are confidential to Cognos (including, for the purpose of this Clause, any associated companies), including but not limited to: (a) product design and development information, (b) names, addresses, buying habits and preferences of current customers of Cognos as well as prospective customers, (c) pricing and sales policies, techniques and concepts, and (d) trade secrets and confidential information concerning the business operations or affairs of Cognos, all of which information is “Confidential Information” for the purposes of this Agreement. Confidential Information does not include: (e) information generally available to or known to the public; (f) information previously known to you; (g) information independently developed by you outside the scope of this Agreement; or (h) information lawfully disclosed to you by a third party. Confidential information belongs to Cognos.

9.2	You acknowledge that Confidential Information, if disclosed, could be used to the detriment of Cognos. Accordingly, you will not disclose any Confidential Information to any third party either: (a) during the term of your employment with Cognos (whether under this Agreement or any predecessor or successor to it), except as may be necessary for you to properly discharge your duties under this Agreement, or (b) following the termination of your employment, however caused, except with the prior written permission of Cognos. Any obligations of confidentiality arising under previous agreements with Cognos are continued and amended to conform with the terms of this Agreement.

9.3	Any inventions, discoveries, or copyrightable works developed, authored, made or contributed to by you during the course of your duties, whether under this Agreement or any predecessor or successor to it, including without limitation: software source or object code (and any underlying algorithms or other components), product or promotional material, manuals, contractual documentation, and training or education materials (“Works”), are the sole and exclusive property of Cognos or are hereby assigned to Cognos immediately upon their creation, including without limitation, all copyright and other intellectual property rights (including any future rights) in or to the Works. You waive any and all moral rights you may have in any Works. At Cognos’ expense, you will execute any additional documents deemed necessary by Cognos to apply for, transfer, assign or confirm its rights in or to the Works, whether during or after the termination of this Agreement, however caused. You warrant that any Work does not infringe the copyright or other rights of any third party and that the rights you grant to Cognos in this Agreement are vested in you absolutely and you have not previously assigned, licensed, or in any way encumbered the Work. This Section is binding on your heirs, successors and assigns and will survive the termination of this Agreement.

10.	Computer Security: It is the policy of Cognos to adhere strictly to the licensing conditions of any software or other copyright work that it uses. You are required to comply with this policy. You will not copy or distribute for your own use or for the use of any other person or company any software or other copyright work used or developed by Cognos without (a) obtaining the authorisation of your manager and (b) taking all reasonable precautions to ensure that your use of the software neither corrupts nor destroys any existing software or data.

11.	Termination:

11.01	You may resign your employment voluntarily upon giving thirty (30) days prior written notice to Cognos. Cognos may waive the said notice by providing you with pay in lieu of notice. Upon resignation, you will have no entitlement to compensation except for unpaid Base Salary and vacation earned to the effective date of resignation. All of your benefits will cease upon the effective date of your resignation. For greater certainty, termination by you for Good Reason shall not constitute a voluntary resignation.

11.02	Cognos may terminate your employment at any time for Just Cause without notice or compensation in lieu of notice except for unpaid Base Salary and vacation earned to the date of termination. All of your benefits will cease immediately upon termination of your employment for Just Cause.

11.03	If your employment is terminated by Cognos without Just Cause (including constructive dismissal) or you terminate your employment for any Good Reason, then the following provisions shall apply:

(a)	Cognos will continue to pay your monthly Base Salary and monthly payments equal to one twelfth (1/12) of your base target bonus (without applying any applicable adjustments for the overall corporate performance of Cognos Incorporated such as pursuant to the “Share In Success Program” of Cognos Incorporated in effect as of the Effective Date or any replacement program), in each case less statutory deductions, for eighteen (18) months from the date of termination. Cognos may elect to pay this as a single lump sum payment;

(b)	Cognos will continue, to the extent permitted by its carriers, all benefits for eighteen (18) months from the date of termination. In the event that Cognos cannot continue to provide any benefit, it shall compensate you for the reasonable cost of your obtaining the said benefit to the extent you can obtain such benefit from a similar carrier;

(c)	You shall be entitled to be paid your target bonus as at the date of termination (together with any applicable adjustments for the overall corporate performance of Cognos Incorporated such as pursuant to the “Share in Success Program” of Cognos Incorporated in effect as of the Effective Date or any replacement program), pro-rated for the period up to the date of termination of employment (such payment to be determined and made at the times that Cognos generally determines and pays bonuses to its Senior Executives); and

(d)	Notwithstanding the terms of any plan or agreement to the contrary, all of your entitlements or rights pursuant to any share option plan shall continue to vest during the eighteen (18) month period following the date of termination, and once vested shall be exercisable in accordance with the terms of the applicable plan.

11.04	In the event that your employment is terminated by Cognos without Just Cause or in the event that you terminate your employment for Good Reason and if such termination by Cognos or by you occurs on or within twelve (12) months following the date of any Change of Control, then, notwithstanding the terms of any plan or agreement to the contrary, all of your entitlements on rights pursuant to any share option plan shall automatically become fully vested, and once vested shall be exercisable in accordance with the terms of the applicable plan.

11.05	The terms “Good Reason”, “Just Cause” and “Change of Control” will have the meanings ascribed thereto in Schedule 1 of this Agreement.

11.06	Coincident with, or immediately following termination of your employment, for whatever reason, you will surrender to Cognos any documents or electronic media containing Confidential Information referred to in Section 9, as well as any other property of Cognos in your control or possession (including without limitation: vehicles, access passes, equipment, credit cards, keys, books, records, reports, files, manuals, and literature) in good condition, normal wear and tear excepted.

11.07	Except to the extent contemplated in Sections 11.03(a) and 11.03(c), above, you shall not be entitled to any bonus or incentive payment which is not earned as of the date of termination of your employment.

11.08	Immediately following termination of your employment, for whatever reason, you will repay any outstanding debts or advances owing by you to Cognos and you authorize Cognos to deduct the amount of those debts or advances from any compensation amount payable to you following your termination. For greater certainty, any unearned vacation taken will constitute an advance owed by you to Cognos and any incentive payment, signing bonus or payment of relocation and/or immigration expenses which becomes repayable due to termination of employment, shall constitute a debt owed by you to Cognos.

11.09	You will not at any time after termination of your employment represent yourself as being in any way connected or interested in the business of Cognos or any of its group companies worldwide.

12.	Non-Solicitation of Employees: You agree that you will not, during your employment and for the period ending eighteen (18) months after the date your employment is terminated, without the written consent of Cognos, directly or indirectly (a) employ or retain as an independent contractor any employee of Cognos Incorporated or any subsidiary or induce or solicit, or attempt to induce, any such person to leave his or her employment, (b) contact or solicit any designated customers of Cognos Incorporated or any subsidiary for the purpose of selling to those designated customers any products or services which are the same as, or competitive with, the products or services sold or licensed by Cognos Incorporated or any subsidiary. For the purpose of this section, a “designated customer” means a person who was a customer of the Cognos Incorporated or any subsidiary at any time during the twelve (12) months preceding the date that your employment terminated.

13.	Non-Competition: You will not, during your employment and for the period ending twelve (12) months after the date your employment is terminated, directly or indirectly or in any manner whatsoever, including either individually, or in partnership, jointly or in conjunction with any other person, or as principal, agent, owner, consultant, contractor, employee, executive, officer, director, advisor or shareholder: (a) be engaged in any undertaking, or (b) have any financial or other interest (including an interest by way of royalty or compensation arrangements) in or in respect of the business of any person which carries on a business; or (c) accept employment with, advise, render or provide services to, lend money to or guarantee the debts or obligations of any person or entity that carries on a business or undertaking anywhere, that is in competition with the products or services created, developed or under development, manufactured or planning to be manufactured, marketed or planning to be marketed, distributed or planning to be distributed, sold or planning to be sold, by Cognos Incorporated or any subsidiary at the time of your termination or within the six (6) month period prior to that date. Despite the above, you may own not more than five percent (5%) of any class of securities of an entity, the securities of which are listed on a recognized stock exchange or traded in the over the counter market in the United States or Canada, that carries on a business which is the substantially same as or which competes with the business of Cognos Incorporated or any subsidiary or any of its subsidiaries.

14.	Non-Disparagement: In further consideration of the amounts and rights granted or received or to be granted or received under this Agreement, you will not, during the twelve (12) month period following the termination of your employment (howsoever caused), utter, publish or broadcast any statements that disparage Cognos Incorporated or any subsidiary (including its subsidiaries) or be critical in any manner or fashion of Cognos Incorporated or any subsidiary or its business, including without limitation, its business strategy, products, management or employees.

15.	Legal Assistance: You will, during this Agreement and for a period two (2) years following its termination however caused, supply such information and render such assistance as may be reasonably required by Cognos or any associated company in connection with any legal or quasi-legal proceeding to which either is or becomes a party. The foregoing will be at the full expense of Cognos, including reasonable compensation and the expense of seeking the advice of counsel in relation to such proceedings.

16.	Assignment of Rights: The rights accruing to Cognos under this Agreement will pass to its successors or assigns. Your rights under this Agreement are not assignable or transferable in any manner except as required or permitted by operation of law.

17.	Notices: Any notice required or permitted to be given under this Agreement will be given in writing by personal delivery, registered mail or by facsimile, to you at your last known address and to Cognos at its head office to the attention of the Human Resources Department.

18.	Severability: If any provision or part of this Agreement is void, or found to be, void, unenforceable or invalid by a court of competent jurisdiction, its remaining provisions or parts will remain in full force and effect.

19.	Amendment of Agreement: Any amendment or modification of this Agreement will be in writing and signed by the parties or it will have no effect.

20.	Governing Law: This Agreement will be governed by and construed in accordance with the laws of England.

AGREED to by COGNOS:	AGREED to by YOU :

Signature:	/s/ Ronnie Herd	Signature:	/s/ Peter Griffiths

Printed Name:	Ronnie Herd	Printed Name:	Peter Griffiths

Title:	Senior Counsel, European Operations	Date:	November 15, 2005

WITNESS
		Signature:	/s/ Colleen Muldoon

		Date:	November 15, 2005

SCHEDULE 1
(DEFINITIONS)

1.	“Change of Control” means:

i.	Cognos Incorporated (hereinafter the “Corporation” for the purposes of this Schedule) is amalgamated, merged, consolidated or reorganized into or with another corporation or other legal person (excluding an Affiliate of the Corporation), and as a result the holders of the voting shares immediately prior to that transaction hold less than a majority of the voting shares after that transaction;

ii.	any individual, entity or group acquires or becomes the beneficial owner of, directly or indirectly, more than 50% of the voting securities of the Corporation, whether through acquisition of previously issued and outstanding voting shares, or of voting shares that have not been previously issued, or any combination thereof, or any other transaction of similar effect;

iii.	the Corporation sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result the holders of voting shares immediately prior to that transaction hold less than a majority of the voting shares of the acquiring corporation or person immediately after such transaction;

iv.	more than 50% of the voting shares become subject to a voting trust;

v.	a report is filed pursuant to the Canada Business Corporations Act or under the Securities Act, Ontario or the Securities Exchange Act of 1934, as amended, disclosing that any person (as defined in the applicable legislation) has become the beneficial owner of securities representing more than 50% of the voting shares; or

vi.	if, during any period of two consecutive years, the individuals who at the beginning of that period are the directors of the Corporation cease for any reason to be at least a majority of the membership of the Board, unless the election, or the nomination for election by the Corporation’s shareholders, of each director of the Corporation first elected during that period was approved by a vote of at least two-thirds of the directors then still in office who were also directors of the Corporation at the beginning of that period.

Provided that a Change in Control is deemed not to occur solely because any one of the following entities either files or becomes obligated to make a filing or submit a report contemplated above, namely: (i) Corporation, (ii) an entity in which Corporation directly or indirectly beneficially owns 50% or more of the voting securities, (iii) any Corporation sponsored employee stock ownership plan or any other employee benefit plan of Corporation, or (iv) any corporation or legal person similar to the foregoing which is approved by the Board of Directors of Corporation prior to the occurrence of the event that, absent such approval by the Board of Directors of Corporation, would have constituted a Change in Control.

2.	For the purposes of this agreement “Good Reason” means the occurrence of any of the following:

i.

Without your express written consent, the assignment to you of any duties materially inconsistent with your position, duties and responsibilities with Cognos, except in connection with the termination of your employment for Just Cause or as a result of your death, disability or retirement;

ii.	any material reduction in your annual Base Salary, benefits or perquisites, not similarly applied to all senior executives of the Corporation;

iii.

a material reduction in your ability to earn incentive compensation not similarly applied to all senior executives of the Corporation excluding a reduction caused by the failure of Cognos or you to meet incentive compensation targets or goals;

iv.

the failure to continue your participation in any share option, share purchase, profit-sharing, bonus or other incentive compensation plan not similarly applied to all senior executives of the Corporation unless a plan providing a substantially similar opportunity is substituted; and

v.	the location of the Cognos’ facilities where you are based being relocated (a) more than 50 km from its current location and (b) more than 50 km further from your residence.

3.	“Just Cause” means:

i.

the willful failure by you to perform your duties (other than by reason of any bona fide disability) after having been notified by Company of the wilful failure and being given a reasonable opportunity to rectify and discontinue such failure;

ii.	your gross misconduct involving the property, business or affairs of Cognos, or in the carrying out of your duties or your theft, fraud or dishonesty;

iii.	your material breach of this Agreement; or

iv.	notwithstanding (i)-(iii), immediately above, any other conduct by you that would be determined by the courts of England to constitute just cause from time to time.